UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Wall Street

New York, New York 10286

(Address of principal executive offices, including ZIP code)

(212) 495-1784

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On February 9, 2010, the Board of Directors of The Bank of New York Mellon Corporation (the “Corporation”) amended the By-Laws of the Corporation (the “By-Laws”) to reflect certain changes effective immediately, as follows: (1) Section 8 of Article Three and Section 5 of Article Five were amended to delete references to the Integration Committee which ceased to exist after its meeting on June 8, 2009; (2) Section 2 of Article Five was amended to reflect that, in the absence of the Chairman, the Lead Director will chair Board meetings or shareholder meetings; (3) Section 3 and Section 4 of Article Five were amended to reflect minor grammatical changes; and (4) Section 4 of Article Five was further amended to reflect that the Lead Director’s duties and responsibilities are set forth in the By-Laws in addition to the Corporate Governance Guidelines. A copy of the amendments to the By-Laws which are effective immediately are attached as Exhibit 3.1.

On February 9, 2010, the Board of Directors of the Corporation also approved an amendment, which will become effective on July 2, 2010, to Section 8 of Article One of the By-Laws to provide for a majority voting standard in uncontested elections of directors after July 1, 2010. A plurality voting standard will continue to apply in contested elections of directors after July 1, 2010. A copy of Article One, Section 8 of the By-Laws which will become effective July 2, 2010 is attached as Exhibit 3.2.

Item 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Item No.	Description

3.1	Provisions of Amended and Restated By-Laws of The Bank of New York Mellon Corporation, as amended February 9, 2010, effective immediately.

3.2	Provision of Amended and Restated By-Laws of The Bank of New York Mellon Corporation as amended February 9, 2010, effective July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation

Dated: February 16, 2010	By:	/s/ Arlie R. Nogay
Arlie R. Nogay
Corporate Secretary

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Provisions of The Bank of New York Mellon Corporation By-Laws as amended February 9, 2010, effective immediately.	Filed herewith

3.2	Provision of The Bank of New York Mellon Corporation By-Laws as amended February 9, 2010, effective July 2, 2010.	Filed herewith